Exhibit 4.11

PNC FUNDING CORP, ISSUER

AND

THE PNC FINANCIAL SERVICES GROUP, INC., GUARANTOR

AND

JPMORGAN CHASE BANK, N.A., TRUSTEE

INDENTURE

DATED AS OF JUNE 30, 2005

Guaranteed Convertible Senior Debt Securities

SHOWING REFLECTION OF CERTAIN PROVISIONS REQUIRED PURSUANT TO SECTIONS 3.10 THROUGH 3.18(a), INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939 (WHICH PURSUANT TO SECTION 318(C) OF THE TRUST INDENTURE ACT OF 1939 ARE PART OF AND GOVERN SUCH PROVISIONS OF THE INDENTURE WHETHER OR NOT CONTAINED THEREIN):

TRUST
INDENTURE
ACT SECTION	INDENTURE SECTION
Section 3.10 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08, 6.10(a), (b), and (d)
(c)	Not Applicable
Section 3.11 (a)	6.13
(b)	6.13
(c)	Not Applicable
Section 3.12 (a)	7.01, 7.02
(b)	7.02
Section 3.13(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 3.14(a)(1), (2) and (3)	7.04
(a)(4)	10.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 3.15(a)	6.01
(b)	6.02
(c)	6.01

-i-

TRUST
INDENTURE
ACT SECTION	INDENTURE SECTION
(d)	6.01
(e)	5.14
Section 3.16(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
Section 3.17(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
Section 3.18(a)	1.07

NOTE: This table is not a part of the Indenture.

-ii-

TABLE OF CONTENTS*

-i-

-ii-

-iii-

-iv-

*This table of contents is not part of the Indenture.

-v-

     INDENTURE, dated as of June 30, 2005, among PNC Funding Corp, a Pennsylvania corporation (herein called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Indenture) having its principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 and The PNC Financial Services Group, Inc., a Pennsylvania Corporation (herein called the “Guarantor,” which term shall include any successors and assigns pursuant to the terms of this Indenture) having its principal executive office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, and JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured, convertible debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided;

     WHEREAS, the Guarantor deems it appropriate to guarantee the Securities on the terms hereinafter provided, and to provide therefor, the Guarantor has duly authorized the execution and delivery of this Indenture;

     WHEREAS, the Trustee deems it appropriate to serve as Trustee on the terms hereinafter provided, and to provide therefor, the Trustee has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, the Guarantor and the Trustee in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America;

     (4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Authorized Newspaper” means a newspaper customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities as the Place of Payment.

     “Board of Directors” means, with respect to the Company or the Guarantor, either the board of directors of the Company or the Guarantor, as the case may be, or the executive committee of that board or other committee duly authorized to act on behalf of the board with regard to a given matter.

     “Board Resolution” means, with respect to the Company or the Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary or Associate Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law or executive order to close.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Capital Stock” means, as to shares of a particular corporation, outstanding shares of stock of any class whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Request”, “Company Order”, “Guarantor Request” and Guarantor Order” means a written request or order signed in the name of the Company or the Guarantor by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary or Associate Secretary, and delivered to the Trustee.

     “Consolidated Banking Assets” means the aggregate of the assets of all Subsidiary Banks (including Subsidiaries of such Subsidiary Banks).

     “Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, NY 10004.

     “corporation” means a corporation, association, company, joint-stock company or business trust.

     “Covenant Defeasance” has the meaning specified in Section 13.03.

     “Defaulted Interest” has the meaning specified in Section 3.07.

     “Defeasance” has the meaning specified in Section 13.02.

     “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

     “Event of Default” has the meaning specified in Section 5.01.

     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     “Expiration Date” has the meaning specified in Section 1.04.

     “Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.05 or such legend as may be specified as contemplated by Section 3.01 for such Securities).

     “Guarantor Common Stock” means any stock of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor and which is not subject to redemption by the Guarantor. However, subject to the provisions of Article Fourteen, shares issuable on conversion of Securities shall include only shares of the class designated as Guarantor Common Stock at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor and which are not subject to redemption by the Guarantor; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Guarantee” means the Guarantor’s unconditional guarantee of the payment of the Securities as more fully described in Article Three.

     “Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor corporation.

     “Holder” means a Person in whose name a Security is registered in the Security Register.

     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

     “Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     “Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     “Notice of Default” means a written notice of the kind specified in Section 5.01(3).

     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary or Associate Secretary, of the Company or the Guarantor, as the case may be and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor, or other counsel and who shall be acceptable to the Trustee.

     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 13.02; and

(4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company, the Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

     “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     “Principal Subsidiary Bank” means each of (i) PNC Bank, National Association (ii) any other Subsidiary Bank the consolidated assets of which constitute 20% or more of the consolidated assets of the Guarantor and its Subsidiaries, (iii) any other Subsidiary Bank designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers’ Certificate, and (iv) any Subsidiary that owns, directly or indirectly, any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares, of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a Subsidiary Bank (in the case of clause (i), (ii) or (iii) or a Subsidiary (in the case of clause (iv)).

     “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

     “Responsible Officer”, when used with respect to the Trustee, shall mean any Vice President, any Assistant Vice President, any Senior Trust Officer, any Trust Officer or any Assistant Trust Officer employed in the Corporate Trust Office or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     “Subsidiary” means any corporation a majority of the Voting Shares of which at the time are owned directly or indirectly by the Guarantor or by one or more other Subsidiaries or by the Guarantor and one or more other Subsidiaries.

     “Subsidiary Bank” means any Subsidiary that is organized under the laws of the United States, any State of the United States, the District of Columbia, any territory of the United States, Puerto Rico, Guam, American Samoa or the Virgin Islands and either (i) accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans or (ii) is a trust company.

     “Trust Indenture Act” means the Trust Indenture Act of 1939 as amended and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     “U.S. Government Obligation” has the meaning specified in Section 13.04.

     “Vice President”, when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

     “Voting Shares” means, as to shares of a particular corporation, outstanding shares of Capital Stock of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).

SECTION 1.02. COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or the Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 10.04) shall include,

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Any certificate or opinion of any independent registered public accounting firm filed with the Trustee shall contain a statement that such firm is independent.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. ACTS OF HOLDERS; RECORD DATES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and the Guarantor, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration

Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

     With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.05. NOTICES, ETC., TO TRUSTEE AND COMPANY.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services, or

     (2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor.

SECTION 1.06. NOTICE TO HOLDERS; WAIVER.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07. CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required or deemed under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. GOVERNING LAW.

     This Indenture and the Securities shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to conflict of laws principles thereof, except that the rights, immunities, duties and liabilities of the Trustee as a trustee and any right and immunities limiting such liability shall be governed by the laws of the State in which the principal office of the Trustee shall be located.

SECTION 1.13. LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder of Securities has the right to convert its Securities, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01. FORMS GENERALLY.

     The Guarantees and the Securities of each series and the certificates of authentication on the Securities shall be in substantially the form as shall be established pursuant to this Article and Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture (and which do not effect the rights, duties or immunities of the Trustee) or as may be required to comply with any law or with any rules or regulations made pursuant thereto or with any rules or regulations of any securities exchange or as may, consistently herewith, be determined by the officers executing such Guarantees and Securities as evidenced by their execution of the Guarantees and Securities.

     The definitive Guarantees and Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Guarantees and Securities as evidenced by their execution of such Guarantees and Securities subject, with respect to the Securities and Guarantees of any series, to the rules of any securities exchange on which the Securities of such series are listed.

SECTION 2.02. FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

     The Trustee’s certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

BY

AUTHORIZED SIGNATURE

SECTION 2.03. FORMS OF SECURITY.

     Each Security shall be in a form approved from time to time by or pursuant to a Company Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Company Board Resolution, the Company shall deliver to the Trustee the Company Board Resolution by or pursuant to which such form of Security has been approved, which Company Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved by or pursuant thereto, and, if a Company Board Resolution authorizes a specific officer or officers of the Company to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Company Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by a certificate signed by a Responsible Officer of the Trustee and delivered to the Company or by the Trustee’s execution of the certificate of authentication appearing thereon.

SECTION 2.04. FORM OF GUARANTEE.

     Each Guarantee shall be in a form approved from time to time by or pursuant to a Guarantor Board Resolution, or established in one or more indentures supplemental hereto. Prior to the execution of a Guarantee in any form approved by or pursuant to a Guarantor Board Resolution, the Guarantor shall deliver to the Trustee the Guarantor Board Resolution by or pursuant to which such form of Guarantee has been approved, which Guarantor Board Resolution shall have attached thereto a true and correct copy of the form of Guarantee which has been approved by or pursuant thereto, and, if a Guarantor Board Resolution authorizes a specific officer or officers of the Guarantor to approve a form of Guarantee, a certificate of such officer or officers approving the form of Guarantee attached thereto. Any form of Guarantee approved by or pursuant to a Guarantor Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by a certificate signed by a Responsible Officer of the Trustee and delivered to the Guarantor.

SECTION 2.05. FORM OF LEGEND FOR GLOBAL SECURITIES.

     Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

     “UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFERROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFERROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFERROR, HAS AN INTEREST HEREIN.”

ARTICLE THREE

THE SECURITIES

SECTION 3.01. TITLE AND TERMS.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Company Board Resolution and set forth in an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, which shall be delivered to the Trustee prior to the issuance of Securities of any series,

     (1) the form of the Securities of the series;

     (2) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

     (3) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07 or 14.02 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

     (4) the date or dates on which Securities may be issued;

     (5) the date or dates on which the principal of any Securities of the series is payable;

     (6) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the manner (if any) of determination of such Interest Payment Dates and the Regular Record Date for any such interest payable on any Interest Payment Date;

     (7) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

     (8) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

     (9) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

     (11) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

     (12) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

     (13) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

     (14) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

     (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

     (16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.05 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

     (17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

     (18) the price or rate at which shares of Guarantor Common Stock will be delivered upon conversion of the Securities of the series, any circumstances in which such price or rate will be adjusted, the closing price for determining payment in respect of fractional shares, and any addition to or change in article Fourteen with respect to Securities of the series;

     (19) whether payment of the principal of, premium, if any, and interest, if any, on Securities of such series shall be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by holders;

     (20) if the Securities of such series do not bear interest, the applicable date for the purpose of Section 7.01 clause (1);

     (21) if other than as set forth herein, provisions for the satisfaction and discharge of the indebtedness represented by the Securities of such series; and

     (22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     The payment of principal and premium, if any, and interest and sinking fund payments, if any, on or relating to the Securities of each series shall be unconditionally guaranteed by the Guarantor.

     The Trustee shall be entitled to receive and shall be fully protected in relying on, in addition to the Opinion of Counsel to be furnished to the Trustee pursuant to Section 1.02, with the Officers’ Certificate relating to the issuance of any series of Securities, an Opinion of Counsel stating that:

     (1) all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;

     (2) all laws and requirements with respect to the form and execution by the Company and the Guarantor of the supplemental indenture (or the applicable Board Resolution), if any, have been complied with and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate this Indenture, the Company and the Guarantor have corporate power to execute and deliver any such supplemental indenture and have power to execute and deliver any such supplemental indenture (or to adopt the applicable Board Resolution) and have taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company and the Guarantor enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

     (3) the form and terms of such Securities have been established in conformity with the provisions of this Indenture;

     (4) all laws and requirements with respect to the execution and delivery by the Company of such Securities and by the Guarantor of the Guarantees endorsed thereon have been complied with and the authentication and delivery of any such Securities by the Trustee will not violate the terms of the Indenture, the Company has the corporate power to issue such Securities and the Guarantor has the corporate power to issue such Guarantees, and such Securities and Guarantees have been duly authorized and delivered by the Company and the Guarantor, respectively, and, assuming due authentication and delivery of such Securities by the Trustee, such Securities and Guarantees constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect) and entitled to the benefits of this

Indenture, equally and ratably with all other Guarantees and all other Securities, if any, of such series Outstanding;

     (5) the amount of the Securities Outstanding, including such Securities, does not exceed the amount at the time permitted by law;

     (6) this Indenture is qualified under the Trust Indenture Act; and

     (7) the issuance of such Securities will not contravene the Articles of Incorporation or the By-Laws of the Company or the Guarantor or result in any violation of any of the terms or the provisions of any indenture, mortgage or other agreement known to such counsel by which the Company, the Guarantor or any of its subsidiaries is bound. In addition, the Opinion of Counsel and the Officers’ Certificate will cover such other matters as the Trustee may reasonably request.

SECTION 3.02. DENOMINATIONS.

     The Securities of each series shall be issuable only in fully registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Securities shall be executed on behalf of the Company and the Guarantees endorsed thereon shall be executed on behalf of the Guarantor by, respectively, its Chairman of the Board, its Executive Vice Chairman of the Board, its President or one of its Executive Vice Presidents or Senior Vice Presidents under its corporate seal, reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities or Guarantees may be manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

     Securities and Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities and Guarantees.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company with Guarantees endorsed thereon executed by the Guarantor to the Trustee for authentication and the Trustee shall authenticate and deliver such Securities to or upon a Company Order and Officers’ Certificate and an Opinion of Counsel without any further action by the Company or the

Guarantor (including, but not limited to, the Officers’ Certificates and Opinions of Counsel required pursuant to Sections 1.02 and 3.01).

     The Trustee shall have the right to decline to authenticate and deliver any security under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of vice presidents and/or vice presidents shall determine that such action would expose the Trustee to personal liability.

     Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to the second preceding paragraph above at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and such documentation covers the entire aggregate principal amount of Securities of such series.

     Each Security shall be dated the date of its authentication.

     No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04. TEMPORARY SECURITIES.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order (together with all applicable Officers’ Certificates and Opinions of Counsel), the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series and the Guarantees endorsed thereon shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor and the Guarantees endorsed thereon.

SECTION 3.05. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series (having guarantees duly endorsed thereon), of any authorized denominations and of like tenor and aggregate principal amount.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series (having guarantees duly endorsed thereon), of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive and the Guarantor shall execute the Guarantees endorsed thereon.

     All Securities and the Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.07 or 14.02 not involving any transfer.

     If the Securities of any series (or of any series and specified tenor) are to be redeemed, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

     (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

     (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

     (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06, 11.07 or 14.02 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.06. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a new Security of the same series with a Guarantee duly endorsed thereon by the Guarantor, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series with a Guarantee duly endorsed thereon by the Guarantor, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company guaranteed by the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In the case of a Security issued between a record date and the initial Interest Payment Date relating to such record date, interest for the period beginning on the date of issue and ending or such initial Interest Payment Date shall be paid to the person to whom such Security shall have been originally issued.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

     (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security of any series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     In the case of any Security which is converted from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION 3.08. PERSONS DEEMED OWNERS.

     Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor, or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. CANCELLATION.

     All Securities surrendered for payment, redemption, conversion, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.

SECTION 3.10. COMPUTATION OF INTEREST.

     Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11. UNCONDITIONAL GUARANTEE.

     The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, and interest on such Security, net of any taxes required to be withheld, when and as the same shall become due and payable, whether by declaration thereof or otherwise, in accordance with the terms of such Security and of this Indenture. In case of default by the Company in the payment of any such principal, sinking fund payment, premium or interest, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder or under any Guarantee shall be absolute and unconditional irrespective of any invalidity, irregularity or unenforceability of any such Security, or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligation hereunder or under any Guarantee will not be discharged as to any such Security, except by payment in full of the principal thereof and premium, if any, and interest thereon.

     The Guarantor shall be subrogated to all rights of the holder of any Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of any Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest then due on all Securities shall have been paid in full.

     The Guarantee set forth in this Section shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee.

SECTION 3.12. EXECUTION OF GUARANTEES.

     To evidence its Guarantee to the Holders of Securities specified in Section 3.11, the Guarantor hereby agrees to execute the Guarantees, in such form as provided for in Section 2.04 above, to be endorsed on each security authenticated and delivered by the Trustee. Each such Guarantee shall be signed on behalf of the Guarantor as set forth in Section 3.03, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE.

     Except as otherwise provided for the Securities of any series established pursuant to Section 3.01(21), the Company and the Guarantor shall be deemed to have satisfied and discharged the entire indebtedness on all the Outstanding Securities of any particular series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

     (1) either

     (A) all Outstanding Securities of such series theretofore authenticated and delivered (other than (i) any Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Outstanding Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

     (B) with respect to all Outstanding Securities of such series described in (A) above not theretofore delivered to the Trustee for cancellation

     (i) have become due and payable, or

     (ii) will become due and payable at their Stated Maturity within one year, or

     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Guarantor, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

     (3) the Company or the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.07, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02. APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

ARTICLE FIVE

REMEDIES

SECTION 5.01. EVENTS OF DEFAULT.

     “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is either inapplicable to a particular series or is specifically deleted or modified in the applicable Board resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01:

     (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal (including any sinking fund payment or analogous obligation) or any premium on any Security of that series as and when the same shall become due and payable either at its Maturity, upon redemption, by declaration or otherwise; or

     (3) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in respect of the Securities of such series (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically death with), and continuance of such default or breach for a period of 90 days after there has been given to the Company and the Guarantor by the Trustee, by registered or certified mail, or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied;

     (4) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company, the Guarantor or any Principal Subsidiary Bank under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company, the Guarantor or any Principal Subsidiary Bank or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (5) the filing by the Company, the Guarantor or any Principal Subsidiary Bank of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company, the Guarantor or any Principal Subsidiary Bank or of any substantial part of its property, or the Company, the Guarantor or any Principal Subsidiary Bank shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action; or

     (6) any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.

SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default with respect to any series of Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding of such series may declare the principal (or, if Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of such series) of all the Securities of such series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders of Securities), and upon any such declaration the same shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to any series of Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

     (1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay

     (A) all overdue interest on all Securities of that series,

     (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith;

and

     (2) all Events of Default with respect to Securities of such series, other than the nonpayment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

     For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Company covenants that if

     (1) default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (including any sinking fund payment or analogous obligation) or premium, if any, on any Security of any series, whether upon Maturity or upon any redemption or by declaration or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of such series, the whole amount then due and payable on Securities of such series for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and to the extent that payment of such interest is lawful, upon overdue installments of interest, at the rate or rates prescribed therefor by the terms of the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04 TRUSTEE MAY FILE PROOF OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of any Securities and to file such other papers or documents as may be necessary or advisable in order to have the claim of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities of any series allowed in such judicial proceeding, and

     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Security Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.

SECTION 5.05. TRUSTEE MAY ENFORCE CLAMS WITHOUT POSSESSION OF SECURITIES.

     All rights of action and claims under this Indenture or under the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding thereto , and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

SECTION 5.06. APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article with respect to a series of Securities (other than sums held in trust for the benefit of Holders of particular Securities) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation (except in respect of subdivision FIRST below) of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07.

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities of such Series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities of such Series for principal and any premium and interest, respectively.

THIRD: The balance, if any, to the Person or Persons legally entitled thereto, or as a court of competent jurisdiction may direct.

SECTION 5.07. LIMITATION ON SUITS.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such Series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of Securities of such Series.

SECTION 5.08.	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, INTEREST AND TO CONVERT.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) at the respective places, at the respective times and to convert such Security in accordance herewith and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09. RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of any Security, then and in every such case, the Company, the Guarantor, the Trustee and the Holders of any Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. RIGHTS AND REMEDIES CUMULATIVE.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of any Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. CONTROL BY HOLDERS.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture, with respect to the Securities of such series, provided that

     (1) such direction shall not be in conflict with any statute or rule of law or with this Indenture,

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (3) the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would expose the Trustee to personal liability or would be unduly prejudicial to the Holders of Securities of that series not joining in such direction.

SECTION 5.13. WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

     (1) in the payment of the principal of or any premium or interest on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series, or

     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose in respect of the Securities of such series under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14. UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Security, or group of Holders of any Security, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of, premium, if any, or interest of any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15. WAIVER OF USURY, STAY OR EXTENSION LAWS.

     The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01. CERTAIN DUTIES AND RESPONSIBILITIES.

     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02. NOTICE OF DEFAULTS.

     Within 90 days after the occurrence of any default hereunder with respect to any series of Securities, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(3) no such notice to Holders of Securities of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.03. CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 6.01:

     (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or a Guarantor Request or Guarantor Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and an Opinion of Counsel;

     (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (8) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in the absence of bad faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 6.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Securities and Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company or the Guarantor of Securities or the proceeds thereof.

SECTION 6.05. MAY HOLD SECURITIES.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06. MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or the Guarantor.

SECTION 6.07. COMPENSATION AND REIMBURSEMENT.

     The Company and the Guarantor jointly and severally agree

     (1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its execution and administration of this agreement and the acceptance and administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities and Guarantees upon all property and funds held or collected by the Trustee as such, except with respect to funds held in trust for the payment of principal of (and premium, if any) or interest or particular Securities.

     The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 6.08. CONFLICTING INTERESTS.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, but only to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series. There shall be excluded from the terms of Section 310(b) of the Trust Indenture Act, the Indenture, dated as of December 1, 1991, as supplemented, pursuant to which the Company’s following series of senior debt were issued and outstanding:

•	$700,000,000 5.75% Senior Notes due 2006

•	$400,000,000 5.75% Senior Notes due 2006

•	$350,000,000 4.20% Senior Notes due 2008

•	$350,000,000 4.50% Senior Notes due 2010.

SECTION 6.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. Neither the Company, the Guarantor, nor any person directly or indirectly controlling, controlled by or under common control with the Company or the Guarantor shall serve as the trustee for Securities of any series issued hereunder. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this

Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company and the Guarantor.

     (d) If at any time:

     (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or the Guarantor or by any such Holder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or the Guarantor by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company or the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company or the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company or the Guarantor. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Guarantor or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (f) The Company or the Guarantor shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective with respect to all series as to which it is thereby resigning as Trustee and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the resigning Trustee with respect to all or any such series; but, on request of the Company, the Guarantor or such successor Trustee, such resigning Trustee shall, upon payment of its outstanding charges and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee with respect to all or any such series, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of any applicable series may execute and deliver an indenture supplemental hereto containing such provisions as shall be deemed necessary or desirable to confirm that all rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of any series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and adding to or changing any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to such series under this Article.

SECTION 6.12.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY AND GUARANTOR.

     The Trustee shall comply with the requirements of Section 311 of the Trust Indenture Act and any rules promulgated by the Commission thereunder.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01.	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

     In accordance with Section 312(a) of the Trust Indenture Act, the Company or the Guarantor will furnish or cause to be furnished to the Trustee

     (1) semi-annually and not more than ten days after each Regular Record Date for a series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, and

     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, no such list need be furnished if the Trustee shall also be the Security Registrar.

SECTION 7.02.	PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

     The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act, subject to the exculpation from liability contained in Section 312(c) of such Act.

SECTION 7.03. REPORTS BY TRUSTEE.

     The Trustee shall comply with the provisions of Section 313 of the Trust Indenture Act.

SECTION 7.04. REPORTS BY COMPANY AND GUARANTOR.

     The Company or the Guarantor shall comply with the provisions of Section 314 (a)(1), 314(a)(2) and 314(a)(3) of the Trust Indenture Act.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Fourteen;

     (2) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

     (4) the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantees remain in full force and effect.

SECTION 8.02. SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. In the event of any such conveyance or transfer, the Person named as the “Company” or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquated at any time the thereafter, and such Person thereafter shall be released from its obligations under this Indenture.

SECTION 8.03	GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Guarantor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (1) the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual performance of the obligations of the Guarantor and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

     (3) the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.04. SUCCESSOR PERSON SUBSTITUTED FOR GUARANTOR

     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 8.03, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein.

     In the event of any such conveyance or transfer, the Person named as the Guarantor in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as Guarantor and from its obligations under this Indenture.

SECTION 8.05.	COMPANY MAY CONSOLIDATE ETC. WITH GUARANTOR, ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into the Guarantor or convey or transfer its properties and assets substantially as an entirety to the Guarantor, unless:

     (1) the Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual performance of the obligations of the Company and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

     (3) the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holders, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to the Company and the Guarantor and the assumption by any such successor of the covenants and obligations of the Company or the Guarantor herein and in the Securities or the Guarantees; or

     (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; provided that such action shall not adversely affect the interests of the Holders of the Securities of any series then Outstanding; or

     (3) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

     (4) to secure the Securities in accordance with the provisions of Section 10.08; or

     (5) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

     (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

     (7) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or

     (8) to make provision with respect to conversion rights of Holders pursuant to the requirements of Article Fourteen.

     The Trustee with respect to any series of Securities affected by such supplemental indenture is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Security as provided in this Indenture (except as permitted herein), or

     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (3) modify any of the provisions of this Section, Section 5.13 or Section 10.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

     (4) modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligation of the Guarantor in respect of the due and punctual payment of the principal of or premium or interest on the Securities.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be deemed to be modified and amended in accordance therewith, but only with regard to the Securities of each series affected by such supplemental indenture, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee for the Securities of such series, the Company, the Guarantor and the Holders of any Securities of such series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes with regard to the Securities of such series.

SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, with the duly executed Guarantees endorsed thereon, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 10.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture, net of any taxes required to be withheld, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities of such series. Each installment of interest on the Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Company

SECTION 10.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Company and the Guarantor will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where Securities may be surrendered for conversion and an agency where notices and demands to or upon the Company and the Guarantor in respect of the Securities of that series, the Guarantees and this Indenture may be served. With respect to a Place of Payment that is in the same location as the Corporate Trust Office, the Company and the Guarantor hereby each appoint the Corporate Trust Office of the Trustee as its initial office or agency for the purpose of this Section 10.02. The Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of such series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of, premium, if any, or interest on any Securities of such series deposit, subject to Section 12.03, with a Paying Agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities, other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Company, subject to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums held by it for the payment of principal of or premium, if any, or any interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to said Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company or the Guarantor (or any other obligor upon the Securities of such series) in the making of any payment of principal of, premium or interest on the Securities of such series and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for 2 years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the company cause to be published once, in an Authorized Newspaper in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such proposed repayment (including, but not limited to, mailing notice of such proposed repayment to Holders whose names appear on the Security Register and whose holdings of Securities have not yet been surrendered for redemption or whose right to interest moneys due and payable but not claimed is determinable from the records of any Paying Agent or the Trustee, at the last address of record for each such Holder).

SECTION 10.04.	CERTIFICATION OF COMPLIANCE OF THE COMPANY AND THE GUARANTOR.

     Each of the Company and the Guarantor will promptly (and in any event within 3 Business Days) notify the Trustee, upon obtaining knowledge of any default under this Indenture and shall comply with the provisions of Section 314(a)(4) of the Trust Indenture Act. For purposes of the definition of Business Day in this Section, the Place of Payment shall be deemed the Corporate Trust Office.

SECTION 10.05. EXISTENCE.

     Subject to Article Eight, the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; and the corporate existence, rights (charter and statutory) and franchises of all Subsidiaries other than the Company; provided, however, that the Company and the Guarantor shall not be required to, or to cause any such Subsidiary to, preserve any such right or franchise or to keep in full force and effect the corporate existence of any such Subsidiary if the Company (in the case of the Company) or the Guarantor (in all other cases) shall determine that the keeping in existence or preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.06.	LIMITATION ON SALE OR ISSUANCE OF VOTING SHARES OF PRINCIPAL SUBSIDIARY BANKS.

     The Guarantor will not (a) permit the issue, sale or other disposition of any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares, of any Principal Subsidiary Bank, (b) permit the merger or consolidation of any Principal Subsidiary Bank with or into any other corporation, or (c) permit the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank, if, after giving effect to any such transaction (specified in clause (a), (b) or (c) above) and the issuance of the maximum number of Voting Shares issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Guarantor would own, directly or indirectly, less than 80% of the Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank); provided, however, that the foregoing shall not prohibit any such issuance, sale or disposition of shares or securities, any such merger or consolidation or any such sale or disposition of assets if:

     (i) required by any law or any regulation or order of any governmental authority;

     (ii) required as a condition imposed by any law or any regulation or order of any governmental authority to the acquisition by the Guarantor, directly or indirectly, of any other corporation or entity, if thereafter, (x) the Guarantor would own, directly or indirectly, at least 80% of the Voting Shares of such other corporation or entity, and (y) the Consolidated Banking Assets of the Guarantor would be at least equal to the Consolidated Banking Assets of the Guarantor prior thereto, and (z) by a Board Resolution, such other corporation or entity shall have been designated a Principal Subsidiary Bank for all purposes or this Indenture;

     (iii) upon consummation of such transaction, the Guarantor owns, directly or indirectly, not less than the percentage of Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) it owned prior to such transaction; or

     (iv) the proceeds of any such issuance, sale or other disposition are invested within 180 days after such issuance sale or other disposition in any one or more Subsidiary Banks (including any previously existing Subsidiary Bank or any other corporation which upon such investment becomes a Subsidiary Bank), or if within 180 days after such issuance, sale or other disposition the Guarantor has entered into an agreement to invest such proceeds in any one or more Subsidiary Banks (including any previously existing Subsidiary Bank or any other corporation which upon such investment would become a Subsidiary Bank), but such investment has not been made because all regulatory or other approvals have not been obtained but are in the process of being obtained, and if, in each case, the consolidated assets of the Subsidiary Bank(s) acquired or to be acquired or invested in (including any one or more corporations which upon such investment would become Subsidiary Banks) would be at least equal to 80% of the consolidated assets of the Principal Subsidiary Bank being disposed of; provided, however, that if the Guarantor makes a subsequent acquisition as described in this paragraph using its common stock and preferred stock, with a fair market value at least equal to the proceeds of any sale, assignment, transfer or disposition of a Principal Subsidiary Bank, it will not also be required to invest the proceeds of any sale assignment, transfer or disposition as otherwise required by this paragraph; provided, further, that the Guarantor will, for the purpose of satisfying this covenant, only issue preferred shares in a subsequent acquisition in an amount needed to replace any preferred stock of the acquired company;

provided, however, that nothing herein shall be deemed to restrict or prohibit the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Guarantor, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Guarantor, or the sale or other disposition or all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Guarantor, if, in any such case in which the surviving, resulting or acquiring entity is not the Guarantor, the Guarantor would own, directly or indirectly, at least 80% of the Voting Shares of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets.

SECTION 10.07 OWNERSHIP OF THE COMPANY.

     Subject to Article Eight, the Guarantor will at all times continue to own, directly or indirectly, all of the issued and outstanding Voting Shares of the Company.

SECTION 10.08 LIENS.

     The Guarantor will not, and it will not permit any Subsidiary to pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or hypothecation or other lien upon Voting Shares of any Principal Subsidiary Bank owned by the Guarantor or any Subsidiary to secure any indebtedness for borrowed money without making effective provisions whereby any Securities shall be equally and ratably secured with any and all such indebtedness; provided, however, that this restriction shall not apply to or prevent:

(a) the mortgage, pledge, or hypothecation of, or the establishment of a lien on, any such Voting Shares to secure indebtedness of the Guarantor or a Subsidiary as part of the purchase price of such Voting Shares, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof.;

(b) the acquisition by the Guarantor or any Subsidiary of any Voting Shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Guarantor or such Subsidiary);

(c) the assumption by the Guarantor or a Subsidiary of obligations secured by mortgages on, pledge or hypothecations of, or other liens on, any such Voting Shares, existing at the time of the acquisition by the Guarantor or such Subsidiary of such Voting Shares;

(d) the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing clauses (a), (b) and (c); provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of such extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

(e) liens to secure loans or other extensions of credit by a Subsidiary Bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder;

and provided, further, that, notwithstanding the foregoing, the Guarantor may incur or permit to be incurred or to exist upon such Voting Shares (a) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Guarantor or a Subsidiary in good faith by appropriate proceedings and the Guarantor of such Subsidiary shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles), or (b) the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.

     In case the Guarantor or any Subsidiary shall propose to pledge, mortgage or hypothecate any Voting Shares at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (a) to (e), inclusive, of this Section, the Guarantor will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Securities equally and ratably with such indebtedness, by pledge, mortgage or hypothecation of such Voting Shares. Such supplemental indenture shall contain the provisions concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required or are permitted by the Trust Indenture Act (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under said Act, and may also contain such additional and amendatory provisions permitted by said Act as the Guarantor and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, mortgage or hypothecation.

SECTION 10.09 WAIVER OF COVENANTS.

     The Company or the Guarantor, as the case may be, may omit in respect of any series of Securities in any particular instance to comply with any covenant or condition set forth in Section 10.05 through 10.08 hereof, if before or after the time for such compliance the Holders of a majority in principal amount of the Securities of such series at the time Outstanding shall, by Act of such Holders of Securities, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.10.	LIMITATION ON THE COVENANT CONCERNING SALE OR ISSUANCE OF VOTING SHARES OF PRINCIPAL SUBSIDIARY BANK.

     Notwithstanding Section 10.06, the Guarantor shall be obligated to comply with the covenant set forth in Section 10.06 of the Indenture, entitled “Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Bank,” only for so long as there shall be issued and Outstanding Securities.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01. APPLICABILITY OF ARTICLE.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

SECTION 11.02. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

SECTION 11.03. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

     Unless otherwise specified as contemplated by Section 3.01, if less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04. NOTICE OF REDEMPTION.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall identify the Securities to be redeemed and shall state:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) if less than all the Outstanding Securities of any series and of a specified tenor consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series and of a specified tenor consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

     (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

     (6) that the redemption is for a sinking fund, if such is the case, and

     (7) the conversion price or rate, as the case may be, the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.05. DEPOSIT OF REDEMPTION PRICE.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

     If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.07) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 11.06. SECURITIES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07. SECURITIES REDEEMED IN PART.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 12.01. APPLICABILITY OF ARTICLE.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for such Securities.

     The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 12.02.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been converted pursuant to this Indenture or which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03. REDEMPTION OF SECURITIES FOR SINKING FUND.

     Not less than 60 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and stating the basis for such credit and that such Securities have not been previously so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.06 and 11.07.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01.	COMPANY’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

SECTION 13.02. DEFEASANCE AND DISCHARGE.

     Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due and any rights of such Holder to convert such Securities as provided herein, (2) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, and with respect to the Trustee under Section 6.07 and with respect to any rights to convert such Securities as provided herein, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities.

SECTION 13.03. COVENANT DEFEASANCE.

     Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) each of the Company and the Guarantor shall be released from its respective obligations under Sections 10.04 and 10.05 through 10.08, inclusive, and any covenants provided pursuant to Sections 9.01(2) or 9.01(4) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 5.01(3) (with respect to any of Sections 10.04 or 10.05 through 10.08, inclusive, and any such covenants provided pursuant to Section 9.01(2) or 9.01(4)) shall be deemed not to be or result in an Event of Default with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 13.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on any Redemption Date established pursuant to clause (9) below, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

     (2) In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

     (3) In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

     (4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

     (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(4) and (5), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

     (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

     (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

     (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment Company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

     (9) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

     (10) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 13.05.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS.

     Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 13.06. REINSTATEMENT.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FOURTEEN

CONVERSION OF SECURITIES

SECTION 14.01. CONVERSION PRIVILEGE.

     Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, Securities of any series or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Guarantor Common Stock, in accordance with the terms of such series of Securities and (except as otherwise specified as contemplated by Section 3.01) in accordance with this Article. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Business Day which is immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

     The price at which shares of Guarantor Common Stock shall be delivered upon conversion, which shall be specified as contemplated by Section 3.01, shall be referred to herein as the “conversion price.” The conversion price shall be adjusted in certain instances as specified as provided in Section 3.01.

SECTION 14.02. EXERCISE OF CONVERSION PRIVILEGE.

     In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 10.02, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment in funds reasonably acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion.

     The interest so payable on such Interest Payment Date in respect of any Security (or portion thereof, as the case may be) that has not been called for redemption on a Redemption Date with the consequence of termination of the conversion right as aforesaid, which Security (or portion thereof, as the case may be) is surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Except as provided in this paragraph and subject to the last paragraph of Section 3.07, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Guarantor Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.

     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Guarantor Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Guarantor Common Stock at such time. As promptly as practicable on or after the conversion date, the Company or the Guarantor shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Guarantor Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 14.03.

     In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 14.03. FRACTIONS OF SHARES.

     No fractional shares of Guarantor Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Guarantor Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price per share of Guarantor Common Stock (as determined in the manner set forth in the Officers’ Certificate establishing the terms of a convertible Security as described in Section 3.01(18)) at the close of business on the day of conversion.

SECTION 14.04. NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

     Whenever the conversion price is adjusted as specified as provided in Section 3.01:

     (1) the Company shall compute the adjusted conversion price in accordance with the provisions specified as provided in Section 3.01 and shall prepare a certificate signed by the Treasurer of the Company, or other applicable officer, setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.02; and

     (2) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

SECTION 14.05. NOTICE OF CERTAIN CORPORATE ACTION.

     In case:

     (1) the Guarantor shall declare a dividend (or any other distribution) on Guarantor Common Stock such that any adjustment to the conversion price would be required pursuant to the terms of the series of Securities;

     (2) the Guarantor shall authorize the granting to the holders of Guarantor Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights;

     (3) of any reclassification of the Guarantor Common Stock (other than a subdivision or combination of outstanding shares of Guarantor Common Stock), or of any consolidation or merger to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or of the sale or transfer of all or substantially all of the assets of the Guarantor; or

     (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.02, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register or as otherwise allowed by

Section 1.06, at least 10 days (or five days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Guarantor Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Guarantor Common Stock of record shall be entitled to exchange their shares of Guarantor Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     The Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.02, and shall cause to be provided to all Holders in accordance with Section 1.06, notice of any tender offer by the Guarantor or any subsidiary of the Guarantor for all or any portion of the Guarantor Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 14.06. GUARANTOR TO RESERVE GUARANTOR COMMON STOCK.

     The Guarantor shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Guarantor Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Guarantor Common Stock then issuable upon the conversion of all outstanding Securities.

SECTION 14.07. TAXES ON CONVERSIONS.

     The Guarantor will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Guarantor Common Stock on conversion of Securities pursuant hereto. The Guarantor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Guarantor Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Guarantor the amount of any such tax, or has established to the satisfaction of the Guarantor that such tax has been paid.

SECTION 14.08. COVENANT AS TO GUARANTOR COMMON STOCK.

     The Guarantor covenants that all shares of Guarantor Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 14.07, the Guarantor will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 14.09. CANCELLATION OF CONVERTED SECURITIES.

     All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.09.

SECTION 14.10.	PROVISIONS IN CASE OF CONSOLIDATION, MERGER OF SALE OF ASSETS.

     In case of any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person, any merger of another Person into the Guarantor (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of Outstanding shares of Guarantor Common Stock) or any sale or transfer or conveyance of all or substantially all of the assets of the Guarantor, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 14.01, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer or conveyance by a holder of the number of shares of Guarantor Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer or conveyance, assuming such holder of Guarantor Common Stock (i) is not a Person with which the Guarantor consolidated or into which the Guarantor merged or which merged into the Guarantor or to which such sale or transfer was made, as the case may be (“constituent Person”), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer or conveyance (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Guarantor Common Stock held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Indenture applicable to the Securities immediately prior to the consolidation, merger, sale of, transfer or conveyance. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers. Notice of the execution of such a supplemental indenture shall be given by the Guarantor to the Holder of each Security as provided in Section 1.06 promptly upon such execution.

     The Guarantor shall be solely responsible for performing the duties and responsibilities contained in this Article and the Trustee shall have no responsibility therefor.

SECTION 14.11. TRUSTEE ADJUSTMENT DISCLAIMER.

     The Trustee has no duty or responsibility to determine when an adjustment of the conversion price should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be accountable with respect to the validity or value of any shares of Guarantor Common Stock. The Trustee shall not be responsible for the Guarantor’s failure to comply with this Article Fourteen.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE FIFTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 15.01. EXEMPTION FROM INDIVIDUAL LIABILITY.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or the Trustee or of any predecessor or successor corporation, either directly or through the Company, the Guarantor or the Trustee, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood and agreed that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and the Guarantor and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company, the Guarantor or the Trustee or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution and delivery of this Indenture and the issue of such Securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PNC FUNDING CORP
By:	/s/ Lisa Marie Kovac
Name:	Lisa Marie Kovac
Title:	Vice President and Assistant Treasurer

Attest:	/s/ Randall C. King

JPMORGAN CHASE BANK, N.A., AS TRUSTEE
By:	/s/ Francine Springer
Name:	Francine Springer
Title:	Vice President

Attest:	/s/ Paul J. Schmalzel

THE PNC FINANCIAL SERVICES GROUP, INC.
By:	/s/ William S. Demchak
Name:	William S. Demchak
Title:	Vice Chairman and Chief Financial Officer

Attest:	/s/ Lisa Marie Kovac